Exhibit 99.1

Investor Contact Laurie Poggi KKR Financial LLC 415-315-3718	Media Contact Roanne Kulakoff and Joseph Kuo Kekst and Company 212-521-4837 and 212-521-4863

KKR Financial Corp. Announces Fourth Quarter and 2006 Financial Results

SAN FRANCISCO, CA, February 13, 2007—KKR Financial Corp. (NYSE: KFN) (“KFN” or the “Company”) today announced its results for the fourth quarter and year ended December 31, 2006.

Highlights of KKR Financial Corp.’s performance include:

•                                          Distribution of $0.54 per common share declared for the quarter ended December 31, 2006.

•                                          Net income for the quarter ended December 31, 2006 of $37.4 million, or $0.47 per diluted common share.

•                                          Net income adjusted for share-based compensation, a non-GAAP financial measurement, for the quarter ended December 31, 2006 of $44.5 million, or $0.55 per diluted common share.

•                                          REIT taxable income, a non-GAAP financial measurement, for the quarter ended December 31, 2006 of $37.9 million, or $0.47 per diluted common share.

•                                          Investment portfolio totaled $17.1 billion as of December 31, 2006 as compared to $17.6 billion as of September 30, 2006 and $15.0 billion as of December 31, 2005.

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KFN reported net income for the fourth quarter and year ended December 31, 2006 of $37.4 million and $135.3 million, respectively, or $0.47 and $1.71 per diluted common share, respectively.  Current quarter and annual results compare with net income of $22.0 million and $55.1 million, respectively, or $0.28 and $0.92 per diluted common share, respectively, for the quarter and year ended December 31, 2005.

Net income includes share-based compensation expense for the quarter and year ended December 31, 2006 of $7.1 million and $29.2 million, respectively, or $0.09 and $0.37 per diluted common share, respectively. Net income adjusted for share-based compensation, a non-GAAP financial measurement consisting of GAAP net income plus GAAP share-based compensation expense, for the quarter and year ended December 31, 2006 totaled $44.5 million and $164.5 million, respectively, or $0.55 and $2.08 per diluted common share, respectively. Net income adjusted for share-based compensation is an important non-GAAP financial measurement because it is an indicative measurement of cash flow generated from operations that is available to make distributions to common stockholders.

REIT taxable income, a non-GAAP financial measurement, for the quarter and year ended December 31, 2006 totaled $37.9 million and $154.3 million, respectively, or $0.47 and $1.95 per diluted common share, respectively. REIT taxable income for the fourth quarter excludes taxable income of approximately $0.16 per diluted common share attributable to certain of the Company’s CLO subsidiaries which have a November 30 rather than December 31 year-end for tax purposes. The non-GAAP financial measurement of REIT taxable income is important because the Company is structured as a real estate investment trust, or REIT, and the Internal Revenue Code of 1986, as amended, or Code requires that the Company pay substantially all of its taxable income in the form of distributions to its stockholders. REIT taxable income is critical in the determination of the amount of the minimum distributions that the Company must pay to its common stockholders so as to comply with the rules set forth in the Code. Attached to this release is a schedule reconciling REIT taxable income to GAAP net income.

Investment Portfolio

As of December 31, 2006, the Company’s investment portfolio totaled $17.1 billion as compared to $17.6 billion as of September 30, 2006 and $15.0 billion as of December 31, 2005. As of December 31, 2006, the estimated fair value of the Company’s investment portfolio exceeded the aggregate amortized cost of its investment portfolio by $4.7 million and, as of the same date, the Company had unrealized gains totaling $50.8 million related to its cash flow hedges, as defined under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. In comparison, the aggregate amortized cost of the Company’s investment portfolio exceeded the estimated fair value of its investment portfolio by $15.8 million and $54.1 million as of September 30, 2006 and December 31, 2005, respectively, and as of the same dates the Company had unrealized gains totaling $53.9 million and $45.6 million, respectively, related to its cash flow hedges. As of December 31, 2006, the aggregate net unamortized purchase discount (i.e., the amount by which aggregate purchase discounts exceed aggregate purchase premiums on the Company’s investment portfolio) related to the investment portfolio was $17.3 million and the weighted average amortized cost, as a percentage of aggregate par value, of the investment portfolio was 99.90%.

The Company invested $1.3 billion and $7.8 billion during the quarter and year ended December 31, 2006, respectively, compared to $3.7 billion and $15.6 billion during the quarter and year ended December 31, 2005, respectively.  The table below summarizes investment portfolio purchases for the periods indicated and includes the par amount, or face amount, of the securities and loans that were purchased.

Investment Portfolio Purchases
(Amounts in thousands)

	Quarter ended December 31, 2006		Quarter ended December 31, 2005		Year ended December 31, 2006		Year ended December 31, 2005
	Par Amount	%	Par Amount	%	Par Amount	%	Par Amount	%
Securities:
Residential ARM Securities	$262,350	20.9%	$1,292,554	35.1%	$4,080,156	52.4%	$2,918,325	18.7%
Residential Hybrid ARM Securities	—	—	—	—	—	—	2,935,532	18.8
Corporate Debt Securities	79,000	6.3	159,000	4.3	586,516	7.6	557,820	3.6
Commercial Real Estate Debt Securities	32,000	2.6	23,356	0.6	32,000	0.4	85,671	0.6
Total Securities Principal Balance	373,350	29.8	1,474,910	40.0	4,698,672	60.4	6,497,348	41.7
Loans:
Residential ARM Loans	39,469	3.2	779,300	21.2	165,021	2.1	2,172,771	13.9
Residential Hybrid ARM Loans	—	—	830,072	22.6	—	—	4,547,632	29.2
Corporate Loans	824,826	65.9	444,475	12.1	2,888,684	37.1	1,870,849	12.0
Commercial Real Estate Loans	15,000	1.1	150,929	4.1	32,000	0.4	493,129	3.2
Total Loans Principal Balance	879,295	70.2	2,204,776	60.0	3,085,705	39.6	9,084,381	58.3
Grand Total Principal Balance	$1,252,645	100.0%	$3,679,686	100.0%	$7,784,377	100.0%	$15,581,729	100.0%

The table above excludes purchases of marketable equity securities of $4.7 million (purchase cost) and $40.4 million (purchase cost) and purchases of non-marketable equity securities of $3.9 million (purchase cost) and $121.5 million (purchase cost) during the quarter and year ended December 31, 2006, respectively.  The table above also excludes purchases of marketable equity securities of $3.6 million (purchase cost) and $28.3 million (purchase cost) and purchases of non-marketable equity securities of $52.5 million (purchase cost) and $52.5 million (purchase cost) during the quarter and year ended December 31, 2005, respectively.

Distribution

On February 1, 2007, the Company’s Board of Directors declared a distribution of $0.54 per common share for the quarter ended December 31, 2006, which is payable on February 28, 2007 to stockholders of record on February 15, 2007. Because the distribution was declared subsequent to December 31, 2006, the aggregate distribution payable of $43.5 million is not reflected in the Company’s consolidated balance sheet as of December 31, 2006.

Book Value Per Common Share

The Company’s book value per common share was $21.42 and $21.16 as of December 31, 2006 and September 30, 2006, respectively, exclusive of the distribution declared subsequent to the end of the fourth quarter of 2006 of $0.54 and the third quarter of 2006 of $0.52. The Company’s book value per common share as of December 31, 2006 and September 30, 2006 computed on a pro forma basis inclusive of distributions declared subsequent to the respective quarter ended, was $20.88 and $20.64, respectively.

Proposed Restructuring

The Company’s Board of Directors has approved a restructuring transaction whereby KFN will convert from a REIT to a limited liability company. The restructuring transaction is subject to stockholder approval and, if approved, it is expected that the restructuring will be completed by June 30, 2007. The proposed restructuring transaction will result in each share of currently issued and outstanding KKR Financial Corp. stock being exchanged for a limited liability company interest in KKR Financial Holdings LLC. On February 9, 2007, the Company filed a preliminary proxy statement/prospectus with the Securities and Exchange Commission on Form S-4 for the proposed restructuring.

Information for Investors: Conference Call and Webcast

The Company will host a conference call and audio webcast to review its fourth quarter and annual 2006 results on Wednesday, February 14, 2007, at 11 a.m. EST. The conference call can be accessed by dialing 800-289-0518 (Domestic) or 913-981-5532 (International); a pass code is not required. A replay will be available through February 28, 2007 by dialing 888-203-1112 (Domestic) and 719-457-0820 (International) / pass code 4443262. A live web cast of the call will be accessible on the Company’s website, at www.kkrkfn.com, via a link from the Investor Relations section. A replay of the audio web cast will be archived in the Investor Relations section of the Company’s website.

About KKR Financial Corp.

KKR Financial Corp. is a specialty finance company that invests in multiple asset classes and uses leverage with the objective of generating competitive risk-adjusted returns. The Company currently makes investments in the following asset classes: (i) residential mortgage loans and mortgage-backed securities; (ii) corporate loans and debt securities; (iii) commercial real estate loans and debt securities; (iv) asset-backed securities; and (v) marketable and non-marketable equity securities. The Company also makes opportunistic investments in other asset classes from time to time. The Company was organized as a Maryland corporation on July 7, 2004, and commenced operations on August 12, 2004. The Company is managed by KKR Financial Advisors LLC, pursuant to a management agreement. KKR Financial Corp. and KKR Financial Advisors LLC are affiliates of Kohlberg Kravis Roberts & Co. L.P.

Statements in this press release, which are not historical fact, may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although KKR Financial Corp. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include completion of pending investments, continued ability to originate new investments, the mix of originations and prepayment levels, the availability and cost of capital for future investments, competition within the specialty finance sector, economic conditions, credit loss experience, and other risks disclosed from time to time in the Company’s filings with the SEC.

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Schedule I
KKR Financial Corp.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(amounts in thousands, except per share information)	For the three months ended December 31, 2006	For the three months ended December 31, 2005	For the year ended December 31, 2006	For the year ended December 31, 2005
Net investment income:
Securities interest income	$122,212	$65,675	$404,957	$186,510
Loan interest income	136,248	110,804	533,037	206,663
Dividend income	916	969	3,656	3,421
Other interest income	1,999	1,322	8,387	3,335
Total investment income	261,375	178,770	950,037	399,929
Interest expense	(210,658)	(133,456)	(741,680)	(279,718)
Provision for loan losses	—	(200)	—	(1,500)
Net investment income	50,717	45,114	208,357	118,711
Other income:
Net realized and unrealized gain on derivatives and foreign exchange	630	149	4,448	113
Net realized gain on investments	5,665	1,236	10,585	4,117
Fee and other income	2,781	1,599	5,722	3,330
Total other income	9,076	2,984	20,755	7,560
Non-investment expenses:
Related party management compensation	17,321	17,721	65,298	50,791
Professional services	2,313	1,504	4,904	4,121
Loan servicing expense	3,408	3,144	14,750	5,143
Insurance expense	200	267	909	975
Directors expenses	405	352	1,486	1,071
General and administrative expenses	3,478	1,838	11,191	5,945
Total non-investment expenses	27,125	24,826	98,538	68,046
Income before equity in income of unconsolidated affiliate and income tax expense	32,668	23,272	130,574	58,225
Equity in income of unconsolidated affiliate	4,808	—	5,722	—
Income before income tax expense	37,476	23,272	136,296	58,225
Income tax expense	79	1,263	964	3,144
Net income	$37,397	$22,009	$135,332	$55,081
Net income per common share:
Basic	$0.47	$0.28	$1.73	$0.93
Diluted	$0.47	$0.28	$1.71	$0.92
Weighted-average number of common shares outstanding:
Basic	78,784	77,675	78,166	58,998
Diluted	80,250	78,787	78,948	60,087
Distributions declared per common share	$0.52	$0.32	$1.86	$0.97

Schedule II
KKR Financial Corp.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(amounts in thousands, except share information)	December 31, 2006	December 31, 2005
Assets
Cash and cash equivalents	$5,125	$16,110
Restricted cash and cash equivalents	138,065	80,223
Securities available-for-sale, $8,336,448 and $5,910,399 pledged as collateral as of December 31, 2006 and December 31, 2005, respectively	8,500,636	6,149,506
Loans, net of allowance for loan losses of $1,500 as of December 31, 2006 and December 31, 2005	8,442,021	8,846,341
Derivative assets	63,433	58,898
Interest receivable	84,048	59,993
Principal receivable	4,540	7,108
Non-marketable equity securities	166,323	52,500
Investment in unconsolidated affiliate	104,035	—
Other assets	56,951	19,861
Total assets	$17,565,177	$15,290,540
Liabilities
Repurchase agreements	$4,457,089	$9,761,258
Collateralized loan obligation senior secured notes	2,252,500	1,500,000
Asset-backed secured liquidity notes	8,705,601	2,008,069
Secured revolving credit facility	34,710	54,000
Secured demand loan	41,658	40,511
Junior subordinated notes	257,743	—
Payable for securities purchases	—	196,315
Accounts payable, accrued expenses and other liabilities	45,237	45,925
Accrued interest payable	36,991	21,415
Related party payable	6,901	3,673
Income tax liability	601	2,763
Derivative liabilities	2,715	1,465
Total liabilities	15,841,746	13,635,394
Stockholders’ Equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized and none issued and outstanding at December 31, 2006 and December 31, 2005	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized and 80,464,713 and 80,374,061 shares issued and outstanding at December 31, 2006 and December 31, 2005, respectively	805	804
Additional paid-in-capital	1,670,330	1,639,996
Accumulated other comprehensive income	70,520	18,344
Accumulated deficit	(18,224)	(3,998)
Total stockholders’ equity	1,723,431	1,655,146
Total liabilities and stockholders’ equity	$17,565,177	$15,290,540

Schedule III
KKR Financial Corp.
SUMMARY FINANCIAL DATA (UNAUDITED)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
(amounts in thousands, except share information)	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Net Income:	$37,397	$22,009	$135,332	$55,081
Earnings per diluted common share	$0.47	$0.28	$1.71	$0.92

Net Income + Share-Based Compensation (1):	$44,505	$32,747	$164,517	$85,327
Net income, adjusted for share-based compensation, per diluted common share	$0.55	$0.42	$2.08	$1.42

REIT Taxable Income (2):	$37,885	$26,194	$154,341	$84,781
REIT taxable income per diluted common share	$0.47	$0.33	$1.95	$1.41

Profitability Ratio Information (3):
Return on stockholders’ equity	8.7%	5.3%	7.9%	4.5%
Return on assets	0.8%	0.6%	0.8%	1.0%
Efficiency ratio	9.9%	13.7%	10.1%	16.7%

Share Information:
Common shares outstanding	80,465	80,374	80,465	80,374
Basic EPS common shares outstanding	78,784	77,675	78,166	58,998
Diluted EPS common shares outstanding	80,250	78,787	78,948	60,087

Investment Portfolio Information	December 31, 2006	December 31, 2005
Residential mortgage securities	$7,536,196	$5,537,838
Residential loans	5,109,261	6,428,822
Total residential	12,645,457	11,966,660
Corporate securities	863,449	481,754
Corporate loans	3,225,567	1,897,277
Total corporate	4,089,016	2,379,031
Commercial real estate securities	32,023	82,912
Commercial real estate loans	108,693	521,742
Total commercial real estate	140,716	604,654
Marketable equity securities	68,968	47,002
Non-marketable equity securities	166,323	52,500
Total investment portfolio	17,110,480	15,049,847

Balance Sheet Information	December 31, 2006		December 31, 2005
Investment portfolio	$17,110,480		$15,049,847
Total assets	17,565,177		15,290,540
Total borrowings	15,749,301		13,363,838
Total liabilities	15,841,746		13,635,394
Stockholders’ equity	1,723,431		1,655,146
Book value per common share	21.42		20.59
Leverage	9.1	x	8.1	x

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
Statement of Operations Information	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Investment income	$261,375	$178,770	$950,037	$399,929
Other income	9,076	2,984	20,755	7,560
Total income	270,451	181,754	970,792	407,489
Interest expense	(210,658)	(133,456)	(741,680)	(279,718)
Provision for loan losses	—	(200)	—	(1,500)
Share-based compensation expense	(7,108)	(10,738)	(29,185)	(30,246)
Management compensation	(10,322)	(7,160)	(36,679)	(20,982)
Loan servicing expense	(3,408)	(3,144)	(14,750)	(5,143)
Other expenses	(6,287)	(3,784)	(17,924)	(11,675)
Total non-investment expenses	(27,125)	(24,826)	(98,538)	(68,046)
Equity in income of unconsolidated affiliate	4,808	—	5,722	—
Income before income tax expense	37,476	23,272	136,296	58,225
Income tax expense	(79)	(1,263)	(964)	(3,144)
Net income	$37,397	$22,009	$135,332	$55,081

(1)             Non-GAAP financial measurement consisting of GAAP net income plus GAAP share-based compensation expense.

(2)             Non-GAAP financial measurement.

(3)             All ratios computed on an annualized basis. The efficiency ratio is defined as non-interest expense divided by total income including equity in income of unconsolidated affiliate.

Schedule IV
KKR Financial Corp.
INVESTMENT PORTFOLIO BY INTEREST RATE TYPE AS OF DECEMBER 31, 2006 (UNAUDITED)

(amounts in thousands) (1)(2)	Carrying Value	Amortized Cost	Estimated Fair Value	Portfolio Mix % by Fair Value
Floating Rate:
Residential ARM Loans	$1,441,959	$1,441,959	$1,433,151	8.4%
Residential ARM Securities	5,673,932	5,662,830	5,673,932	33.2
Corporate Loans	3,200,567	3,200,567	3,221,334	18.8
Corporate Debt Securities	357,696	344,650	357,696	2.1
Commercial Real Estate Loans	108,693	108,693	109,192	0.7
Total Floating Rate	10,782,847	10,758,699	10,795,305	63.2
Hybrid Rate:
Residential Hybrid ARM Loans	3,667,302	3,667,302	3,647,783	21.3
Residential Hybrid ARM Securities	1,862,264	1,894,941	1,862,264	10.9
Total Hybrid Rate	5,529,566	5,562,243	5,510,047	32.2
Fixed Rate:
Corporate Loans	25,000	25,000	25,000	0.1
Corporate Debt Securities	505,753	486,321	505,753	2.9
Commercial Real Estate Debt Securities	32,023	32,000	32,023	0.2
Total Fixed Rate	562,776	543,321	562,776	3.2
Marketable and Non-Marketable Equity Securities:
Common and Preferred Stock	68,968	68,113	68,968	0.4
Non-Marketable Equity Securities	166,323	166,323	166,323	1.0
Total Marketable and Non-Marketable Equity Securities	235,291	234,436	235,291	1.4
Total	$17,110,480	$17,098,699	$17,103,419	100.0%

(1)             As of December 31, 2006, the aggregate fair value of the Company’s investment portfolio exceeded aggregate amortized cost of its portfolio by $4.7 million and, as of the same date, the Company had unrealized gains totaling $50.8 million related to its cash flow hedges, as defined under SFAS No. 133. As of December 31, 2006, the aggregate net unamortized purchase discount (i.e., the amount by which aggregate purchase discounts exceed the aggregate purchase premiums on the Company’s investment portfolio) related to the Company’s investment portfolio was $17.3 million.

(2)             The schedule summarizes the carrying value, amortized cost, and fair value of the Company’s investment portfolio as of December 31, 2006, classified by interest rate type. Carrying value is the value that investments are recorded on the Company’s consolidated balance sheet and is fair value for securities and amortized cost for loans. Estimated fair values set forth in the schedule are as of December 31, 2006 and are based on dealer quotes and/or nationally recognized pricing services and using management estimates for investment positions for which dealer quotes and/or nationally recognized pricing data is not available.

Schedule V
KKR Financial Corp.
RECONCILIATION OF REPORTED GAAP NET INCOME TO TOTAL TAXABLE INCOME
AND REIT TAXABLE INCOME (UNAUDITED)

	Estimated for the three months ended December 31, 2006		Three months ended December 31, 2005		Estimated for the year ended December 31, 2006		Year ended December 31, 2005
(amounts in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Reported net income	$37,397	$0.47	$22,009	$0.28	$135,332	$1.71	$55,081	$0.92
Interest income and expense	3,047	0.04	3,419	0.05	5,509	0.07	3,564	0.06
Share-based compensation	7,108	0.09	10,738	0.14	29,185	0.37	30,246	0.50
Vesting of restricted common stock	—	—	—	—	(14,211)	(0.18)	(238)	(0.00)
Foreign currency translation gains	—	—	(2,332)	(0.03)	(97)	(0.00)	—	—
Gains (losses) on sales of assets to affiliates	—	—	(444)	(0.01)	306	0.00	3,313	0.06
Realized and unrealized derivative gains and losses	3,682	0.04	(1,238)	(0.02)	1,720	0.02	(1,697)	(0.03)
Book/tax difference adjustment for domestic taxable REIT subsidiary	1,683	0.02	1,047	0.01	1,683	0.02	1,047	0.02
Book/tax difference adjustment for foreign taxable REIT subsidiaries	(13,111)	(0.16)	(8,892)	(0.11)	(2,189)	(0.02)	(8,892)	(0.15)
Provision for loan losses	—	—	200	0.00	—	—	1,500	0.02
Lease abandonment expense	(41)	0.00	—	—	48	0.00	795	0.01
Other	530	0.00	123	0.00	1,035	0.01	398	0.01
Income tax expense	79	0.00	1,263	0.02	964	0.01	3,144	0.05
Total taxable income	40,374	0.50	25,893	0.33	159,285	2.01	88,261	1.47
Undistributed taxable (income) loss of domestic taxable REIT subsidiary	(2,489)	(0.03)	301	0.00	(4,944)	(0.06)	(3,480)	(0.06)
REIT taxable income	$37,885	$0.47	$26,194	$0.33	$154,341	$1.95	$84,781	$1.41
Number of common shares outstanding:
Weighted-average diluted common shares outstanding during the period	80,250		78,787		78,948		60,087

(1)             Taxable income and REIT taxable income are non-GAAP financial measurements and do not purport to be an alternative to net income determined in accordance with GAAP as a measure of operating performance or to cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Total taxable income is the aggregate amount of taxable income generated by the Company and by its domestic and foreign taxable REIT subsidiaries. REIT taxable income excludes the undistributed taxable income of the Company’s domestic taxable REIT subsidiary, which is not included in REIT taxable income until distributed to the Company. There is no requirement that the Company’s domestic taxable REIT subsidiary distribute its earnings to the Company. REIT taxable income, however, includes the taxable income of the Company’s foreign taxable REIT subsidiaries because the Company will generally be required to recognize and report its taxable income on a current basis. These non-GAAP financial measurements are important to the Company because the Company is structured as a real estate investment trust, or REIT, and the Internal Revenue Code of 1986, as amended, or Code requires that the Company pay substantially all of its taxable income in the form of distributions to its stockholders. The non-GAAP financial measurements of total taxable income and REIT taxable income are important in the determination of the amount of the minimum distributions that the Company must pay to its stockholders so as to comply with the rules set forth in the Code of 1986. Because not all companies use identical calculations, this presentation of total taxable income and REIT taxable income may not be comparable to other similarly titled measures prepared and reported by other companies.